FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2009

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation announced that its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd" or the "Company"), was awarded a $114.1 million contract from Washington State Department of Transportation, Ferries Division ("WSF") for the construction of two 64-Auto Ferries with an option for a third.

Todd is currently constructing the lead vessel in the new class to be used on the Puget Sound ferry route between Port Townsend and Keystone. The current award is for the construction of vessels two and three in the class. As part of this award, WSF has an option for the construction of a fourth vessel in the class for $50.8 million, which must be exercised no later than May 31, 2011.

The contract will commence once the Company has received a Notice to Proceed from WSF. The contract contemplates delivery of the second vessel in the class 18 months after Notice to Proceed, and the third vessel nine months after that delivery. The competition to build the 64-Auto Ferry was open to all shipyards located in the state of Washington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2009.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel